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                                 EXHIBIT (i)(6)

                     FORM OF OPINION AND CONSENT OF COUNSEL

                                  May 26, 1999


EQ Advisors Trust
1290 Avenue of the Americas
New York, New York 10104

Dear Gentlemen:

         This opinion is given in connection with the filing by EQ Advisors Trust, a Delaware business trust ("Trust"), of Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A ("Registration Statement") under the Securities Act of 1933 ("1933 Act") and Amendment No. 13 under the Investment Company Act of 1940 ("1940 Act") relating to an indefinite amount of authorized shares of beneficial interest, at a par value of $.01 per share, of fourteen new separate series of the Trust: Alliance Money Market Portfolio, Alliance Intermediate Government Securities Portfolio, Alliance Quality Bond Portfolio, Alliance High Yield Portfolio, Alliance Balanced Portfolio, Alliance Conservative Investors Portfolio, Alliance Growth Investors Portfolio, Alliance Common Stock Portfolio, Alliance Equity Portfolio, Alliance Growth and Income Portfolio, Alliance Aggressive Stock Portfolio, Alliance Small Cap Portfolio, Alliance Global Portfolio, and Alliance International (individually "Portfolio" and, together, the "Portfolios"). The authorized shares of beneficial interest of the Portfolios are hereinafter referred to as the "Shares."

         We have examined the following Trust documents: Certificate of Trust; Certificate of Amendment; Amended and Restated Agreement and Declaration of Trust; By-Laws; Registration Statement on Form N-1A filed on December 3, 1996; Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A filed January 23, 1997; Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A filed April 7, 1997; Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A filed August 28, 1997, Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A filed October 15, 1997; Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A filed October 31, 1997; Post-Effective Amendment No. 4 to the Registration Statement filed December 29, 1997, Post-Effective Amendment No. 5 to the Registration Statement filed March 5, 1998; Post-Effective Amendment No. 6 to the Registration Statement filed April 22, 1998; Post-Effective Amendment No. 7 to the Registration Statement filed October 15, 1998; Post-Effective Amendment No. 8 to the Registration Statement filed February 16, 1999, Post-Effective Amendment No. 9 to the Registration Statement filed February 16, 1999; Post-Effective Amendment No. 10 to the Registration Statement filed April 29, 1999; pertinent provisions of the laws of the State of Delaware; and such other corporate records, certificates, documents and statutes that we have deemed relevant in order to render the opinion expressed herein.

         Based on such examination, we are of the opinion that:

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         1.     EQ Advisors Trust is a Delaware business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware; and

         2. The Shares to be offered for sale by EQ Advisors Trust, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully-paid and non-assessable.

         This letter expresses our opinion as to the Delaware Business Trust Act governing matters such as the due organization of EQ Advisors Trust and the authorization and issuance of the Shares, but does not extend to the securities or "Blue Sky" laws of the State of Delaware or to federal securities or other laws.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to Dechert Price & Rhoads under the caption "Counsel" in the Statement of Additional Information, which is incorporated by reference into the Prospectus comprising a part of the Registration Statement.

                                                     Very truly yours,



                                                     DECHERT PRICE & RHOADS






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